UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)          January 30, 2006
BEVERLY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9550	62-1691861

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Thousand Beverly Way Fort Smith, Arkansas	72919

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number including area code (479) 201-2000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On January 30, 2005, the Board of Directors of Beverly Enterprises, Inc. (“BEI”) approved an amendment (the “Amendment”) to the BEI Annual Incentive Plan (“AIP”) to provide that payment of AIP bonuses for 2005 will be made after February 15, 2006 and before February 28, 2006. The AIP previously had been amended on May 2, 2005, in anticipation that a change of control of BEI would occur during 2005, to provide that bonus payments for 2005 would be made on the earlier to occur of (x) the date of a change in control and (y) January 31, 2006. Because a change in control has not occurred, the Amendment was entered into to make the timing for the 2005 bonus payments consistent with BEI’s customary schedule for paying bonuses under the AIP.
Item 7.01 Regulation FD Disclosure
On January 30, 2006, BEI issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had given a conditional notice of redemption to the holders of its 7⅞% Senior Subordinated Notes Due 2014.
Item 9.01 Financial Statements and Exhibits
     (a) Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 2 to Beverly Enterprises, Inc. Annual Incentive Plan.

99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2006	BEVERLY ENTERPRISES, INC.
	By:	/s/ Pamela H. Daniels
		Name:	Pamela H. Daniels
		Title:	Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Amendment No. 2 to Beverly Enterprises, Inc. Annual Incentive Plan.

99.1	Press Release